UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): AUGUST 30, 2016

SCRIPPS NETWORKS INTERACTIVE, INC.

(Exact name of Registrant as Specified in Its Charter)

Ohio	1-34004	61-1551890
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9721 Sherrill Boulevard Knoxville, Tennessee		37932
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (865) 694-2700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 30, 2016, Scripps Networks Interactive, Inc (the “Company”) entered into an amended and restated employment agreement (the “Agreement”) with Kenneth W. Lowe, Chairman, President, and Chief Executive Officer of the Company.  The Agreement extends the term of Mr. Lowe’s employment through December 31, 2019.  Under the terms of the Agreement, Mr. Lowe will serve in his current roles until the later of January 1, 2019 or the date that the Company’s Board of Directors (the “Board”) appoints a new Chief Executive Officer.  Following such date, Mr. Lowe will serve as Executive Chairman of the Board until December 31, 2019, at which date he will retire from the Company.

Pursuant to the Agreement, Mr. Lowe’s annual base salary will be $2,000,000, subject to reduction in certain circumstances, and his target annual incentive opportunity will be 200% of annual base salary, based on attainment of performance objectives established by the Board.  The Agreement provides for annual long-term equity incentive grants with a targeted value of 275% of his annual base salary on terms generally consistent with those granted to the Company’s other senior executive and with the Company’s 2015 Long-Term Incentive Plan (the “LTI Plan”), subject to certain accelerated vesting provisions upon Mr. Lowe’s retirement and upon a termination following a change in control (as defined in the LTI Plan).

The Agreement also provides for the following grants of performance-based restricted stock units effective August 30, 2016: (i) a one-time award of performance-based restricted stock units under the LTI Plan with a value equal to $10,000,000 (the “One-Time PBRSU Award”), of which 30% would vest December 31, 2017, 30% on December 31, 2018, and the remainder on December 31, 2019 and (ii) an award of performance-based restricted stock units under the LTI Plan with a value equal to $2,500,000, which would vest upon the earlier of the appointment of a new chief executive officer or January 1, 2019.  In each case, the award is subject to the achievement of certain financial and/or performance conditions.  Vesting of the performance-based restricted stock units will accelerate automatically (a) by reason of death or Disability (as defined in the Company’s long-term disability plan), (b) if Mr. Lowe’s employment is terminated other than for Cause (as defined in the Agreement), death or Disability or if Mr. Lowe terminates his employment for Good Reason (as defined in the Agreement), and (c) upon the occurrence of a Change in Control while Mr. Lowe is employed by the Company; provided that, in the case of the One-Time PBRSU Award, such acceleration is only triggered upon a termination following a Change in Control.

The Agreement also contains certain non-competition, confidentiality and non-solicitation provisions.

The foregoing summary of the Agreement is qualified in its entirety by reference to the full text of the Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SCRIPPS NETWORKS INTERACTIVE, INC.

Date: September 2, 2016	By:	/s/ Lori A. Hickok
Lori A. Hickok
Executive Vice President and Chief Financial Officer